EXHIBIT 10.20



September 1, 1995





Dear ---------------------:

This Agreement is to assure you that in the event you become entitled to payments by operation of the Employment Agreement dated September 1, 1995 ("Employment Agreement") between you and IMC Global Inc. ("Global") due to a "Change in Control" (as that term is defined in Attachment A to this Agreement) of Global, and if any of the payments to be made under the Employment Agreement or any payments which are construed as being made under the Employment Agreement, ("Agreement Payments") will be subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code") (or any similar tax that may hereafter be imposed), Global shall pay to you at the time specified in Paragraph (c) below an additional amount ("Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the Gross-up payment provided for by this paragraph, but before deduction for any federal, state or local income tax on the Agreement Payments, shall be equal to the Total Payments.

      a) For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a change in control (as that term is defined in Attachment A) of Global or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Global, any person whose actions result in a change of control of Global or any person affiliated with Global or such person) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by Global's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the September 1, 1995
Page 2


Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Payments or (b) the amount of excess parachute payments within the meaning of, Section 280G(b)(1) of the Code (after applying clause
(i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Global's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

      b) For purpose of determining the amount of the Gross-up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to Global at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), Global shall make an additional Gross-up Payment in respect of such excess (plus any interest payable with respect of such excess) at the time that the amount of such excess is finally determined.

      c) The Gross-up Payment or portion thereof provided for in Paragraphs (a) and (b) above shall be paid not later than the thirtieth day following payment of any amounts under your Employment Agreement, provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, Global shall pay to you on such day an estimate, as determined in good faith by Global, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event September 1, 1995
Page 3


later than the forty-fifth day after payment of any amounts under the Employment Agreement.

In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Global to you, payable on the fifth day after demand by Global (together with interest at the rate provided in Section 1274 (b)(2)(B) of the Code).

All Gross-up Payments will be paid to you from the Trust Agreement between IMC Fertilizer, Inc. and Wachovia Bank Trust Company, N.A. which has been established to protect payment obligations of Global under this Agreement. Any repayment due Global from you as a result of the circumstances described in the last sentence of the preceding paragraph shall be made by you after you have received such excess amounts from the Trust.

This Agreement supersedes all previous agreements entered into between you and Global concerning Gross-up Payments.

Global is pleased to be able to provide you with this additional assurance of economic protection in the event of a change in control.

Please sign, date and return one original of this letter.

Sincerely yours,



Wendell F. Bueche
Chairman and Chief Executive Officer



I have read this Agreement and
understand and accept its terms.



Executive
Date-------------------------
September 1, 1995
Page 4


                             ATTACHMENT A

                   DEFINITION OF A CHANGE IN CONTROL

"Change in Control" shall mean, and be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied.

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13
     (d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or, (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition;


          (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     September 1, 1995
     Page 5


          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporation Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.